Report of Independent Auditors
To the Shareholders of Lighthouse
 Contrarian Fund and
Board of Trustees of Professionally
Managed Portfolios
In planning and performing our
 audit of the financial statements
 of the Lighthouse Contrarian Fund
(the Fund), a series of Professionally
 Managed Portfolios, for the year ended
August 31, 2001, we considered its
internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Fund is
 responsible for establishing and
 maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
 expected benefits and related costs of controls.
Generally, controls that are relevant to an
 audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in
 conformity with generally accepted
accounting principles.  Those controls
 include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of the internal control
 would not necessarily disclose all matters in internal control that might be material weaknesses under standards established
by the American Institute of Certified
 Public Accountants. A material weakness
 is a condition in which the design or
operation of one or more of the internal control components does not reduce to a relatively low level the risk that
misstatements caused by error or fraud
in amounts that would be material in
relation to the financial statements being audited may occur and not be detected within a timely period by employees in
the normal course of performing their
 assigned functions.  However, we noted
no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined
 above as of August 31, 2001.
This report is intended solely for the
information and use of management,
the Board of Trustees of Professionally
Managed Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
Ernst & Young LLP
Los Angeles, California
October 22, 2001